UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest event reported): April 28, 2010

          Journal Communications, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-31805	20-0020198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

              333 West State Street, Milwaukee, Wisconsin 53203
(Address of principal executive offices, including ZIP code)

                                      (414) 224-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 28, 2010, Journal Communications, Inc. (the “Company”) held its 2010 annual meeting of shareholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s shareholders voted on the following proposals:

•
The election of three Class I directors, David G. Meissner, Ellen F. Siminoff and Jeanette Tully, to the Company’s Board of Directors for a three-year term to expire at the Company’s 2013 annual meeting of shareholders; and

•	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 26, 2010.

As of the February 26, 2010 record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting, 41,924,533 shares of the Company’s class A common stock were outstanding and eligible to vote with an aggregate of 41,934,533 votes; 9,755,953 shares of the Company’s class B common stock were outstanding and eligible to vote with an aggregate of 97,559,530 votes; and 3,264,000 shares of the Company’s class C common stock were outstanding and eligible to vote with an aggregate of 6,528,000 votes.  Approximately 71% of all votes were represented at the Annual Meeting in person or by proxy. The following are the final votes on the matters presented for shareholder approval at the Annual Meeting:

Election of Directors

	For		Withheld		Broker Non-Votes
Name	Votes	Percentage (1)	Votes	Percentage (1)	Votes	Percentage (1)
David G. Meissner	90,789,732	94.32%	5,469,870	5.68%	7,405,850	N/A

Ellen F. Siminoff	91,336,766	94.89%	4,922,836	5.11%	7,405,850	N/A

Jeanette Tully	91,552,527	95.11%	4,707,075	4.89%	7,405,850	N/A

Ratification of PricewaterhouseCoopers LLP

For		Against		Abstain
Votes	Percentage (1)	Votes	Percentage (1)	Votes	Percentage (1)

101,814,690	98.21%	1,208,024	1.17%	642,738	0.62%

(1)	Based on a total of all shares actually voted in person or by proxy at our Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOURNAL COMMUNICATIONS, INC.

Dated: May 3, 2010	By:	/s/ Mary Hill Leahy
Mary Hill Leahy
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer